Exhibit 99.1

Nabriva Therapeutics Announces Pricing of Public Offering of Ordinary Shares of Approximately $50 Million

DUBLIN, Ireland and KING OF PRUSSIA, Pa., July 26, 2018 — Nabriva Therapeutics plc (NASDAQ:NBRV) today announced the pricing of its underwritten public offering of 18,181,818 ordinary shares at a public offering price of $2.75 per share. In addition, Nabriva Therapeutics has granted the underwriters an option for a period of 30 days to purchase up to an additional 2,727,272 ordinary shares at the public offering price, less the underwriting discounts and commissions. All of the ordinary shares in the offering are to be sold by Nabriva Therapeutics.

The offering is expected to close on or about July 31, 2018, subject to customary closing conditions. Morgan Stanley is acting as sole book-running manager for the offering, Needham & Company, SunTrust Robinson Humphrey, and Wedbush PacGrow are acting as lead managers for the offering and Northland Capital Markets is acting as a manager for the offering.

The public offering is being made pursuant to a shelf registration statement, including a prospectus, on Form S-3 that was filed by Nabriva Therapeutics with the Securities and Exchange Commission (“SEC”) and was declared effective on April 27, 2018. A final prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. The offering is being made only by means of a prospectus and related prospectus supplement, copies of which may be obtained by contacting Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy Nabriva Therapeutics’ ordinary shares, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Offers will be made only by means of a prospectus supplement and the accompanying prospectus, forming a part of the registration statement.

About Nabriva Therapeutics plc

Nabriva Therapeutics is a clinical stage biopharmaceutical company engaged in the research and development of innovative anti-infective agents to treat serious infections.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Nabriva Therapeutics, including but not limited to statements about prospective financings and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: market and other financing conditions, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or studies in different disease indications will be indicative of the results of ongoing or future trials, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals, the availability or commercial potential of product candidates including lefamulin for use as a first-line empiric monotherapy for the treatment of moderate to severe CABP and CONTEPO for the treatment of cUTI, the sufficiency of cash resources and need for additional financing and such other important factors as are set forth under the caption “Risk Factors” in Nabriva Therapeutics’ annual and quarterly reports and other filings on file with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Nabriva Therapeutics’ views as of the date of this press release. Nabriva Therapeutics anticipates that subsequent events and developments will cause its views to change. However, while Nabriva Therapeutics may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Nabriva Therapeutics’ views as of any date subsequent to the date of this press release.

Contact:

FOR INVESTORS

Dave Garrett

Nabriva Therapeutics plc

david.garrett@nabriva.com

610-816-6657

FOR MEDIA

Benjamin Navon

W2O Group

bnavon@w2ogroup.com

617-337-4166